EXHIBIT 10.186

                           AMENDMENT NO. 4 TO
                  LIMITED LIABILITY COMPANY AGREEMENT

     Amendment No. 4 dated as of August 7, 1998 ("Amendment No. 4") to the Limited Liability Company Agreement made and entered into on October 28, 1996 (the "Agreement") by and between Conoco Development Company (sometimes referred to as "Conoco") and RBF Deepwater Exploration Inc. (formerly known as RB Deepwater Exploration Inc. and sometimes referred to as "Reading & Bates").

     For and in consideration of the mutual covenants, rights, and obligations contained herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree to amend the Agreement, effective as of the first date shown above, as follows:

     A.    Definitions.   Unless  otherwise defined  in  this  Amendment,
capitalized terms shall have the respective meanings ascribed to them in the Agreement.

     B.   Amendments.  The Agreement is amended as follows:

1. All references in the Agreement to "RB Deepwater Exploration Inc." are amended to read "RBF Deepwater Exploration Inc."

2.   Section 5.1 is amended and restated to read as follows:

     "5.1 Initial Contributions. Each Member agrees that it will make an equal initial equity contribution to the Company of $15,750,000 ($31,500,000 in the aggregate by Conoco and Reading & Bates). The equal initial equity contributions represent the Sharing Ratios of Conoco and Reading & Bates, and payment shall be made to the Company by such Members on the earlier of (i) on [September 30, 2008], (ii) with the prior written approval of the Member's Committee, on demand, in whole or in part, or (iii) as provided in the promissory notes referred to in the next succeeding sentence. In order to secure its obligation to make such initial equity contribution, each Member agrees upon execution of Amendment No. 4 to this Agreement (and upon surrender to such Member that certain promissory note dated October 28, 1996 in the amount of $22,000,000) it will deliver to the Company a demand promissory note in favor of the Company for $15,750,000, each such demand promissory note to call for a partial payment in cash of $2,500,000 on September 30, 1998 and to allow the Company to make demands contemporaneously to each of the Members for equal payments of such notes thereafter until maturity. Such promissory notes shall be in the form attached as Exhibit "E" to Amendment No. 4 to this Agreement and shall be payable as provided therein. It is understood and agreed by the Members that any and all payments of such initial equity contribution, in whole or in part, by a Member shall contemporaneously reduce the principal of that Member's promissory note referred to in this Section 5.1 by the same amounts, and likewise any and all payments made by a Member with respect to any demands made with respect to such Member's promissory note shall contemporaneously be credited against such Member's obligation to make its initial equity contribution under this Section 5.1.

3.   Section 8.1(b)(ii) is amended and restated to read as follows:

     "(ii)to approve (w) the commencement by the Company of any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to the Company or its debts; (x) the seeking of the appointment of a receiver, trustee, custodian or other similar official for the Company or for all or any substantial part of its property; (y) the filing by the Company of any voluntary petition in bankruptcy or any answer seeking reorganization in a proceeding under any bankruptcy, insolvency or similar laws or any answer admitting the material obigations of a petition filed against the Company in any such proceeding; or (z) if the Company becomes a debtor-in possession under applicable bankruptcy laws, to approve any rejection of the Drilling Contract by the Company."

4. Exhibit "E" of the Agreement is deleted, and Exhibit "E" attached hereto is substituted therefor.

     C. Full Force and Effect. Except as otherwise amended above, the Agreement shall remain in full force and effect.

     D. Further Assurances. Reading & Bates and Conoco agree to duly execute and deliver all other documents and take such other action as may be reasonably necessary and proper to effect the intention of the parties in connection with this Amendment No. 4 and the transactions contemplated thereby.

     EXECUTED as of the __th day of August, 1998.

                                  MEMBERS

                         CONOCO DEVELOPMENT COMPANY


                    By:__________________________
                    Its:_________________________


                         RBF DEEPWATER EXPLORATION INC.


                    By:__________________________
                         Tim W. Nagle

                    Its: Vice President and Treasurer


STATE OF TEXAS               )
                             )  SS
COUNTY OF HARRIS             )

     BEFORE  me,                         , a Notary Public, on  this  day
personally              appeared                                        ,
, of Conoco Development Company, a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed.

     Given  under  my hand and seal of office this       day  of  August,
1998 in Houston, Texas.

My commission expires:   _________________________
                              Notary Public


STATE OF TEXAS               )
                             )  SS
COUNTY OF HARRIS             )

     BEFORE me, Harriet L. Ingram, a Notary Public, on this day personally appeared Tim W. Nagle, Vice President and Treasurer, of RBF Deepwater Exploration Inc., a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed.

     Given under my hand and seal of office this __th day of August, 1998 in Houston, Texas.

My commission expires:    _____________________
                             Notary Public